Exhibit 10.7.1

UNIVERSITY OF LOUISVILLE LEASE AGREEMENT

TALARIS THERAPEUTICS

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Third Amendment”) is effective as of the 1st day of March, 2023 (“Effective Date”), by and between the University of Louisville (“Lessor”), and Talaris Therapeutics, Inc. (“Lessee”) (collectively the “Parties”).

W I T N E S E T H:

WHEREAS, Lessor and Lessee are parties to that certain Lease Agreement dated November 1, 2018 (“Original Lease Agreement”), as subsequently amended on July 1, 2019 (“Amendment”) and on February 1, 2020 (“Second Amendment”) (collectively, the “Agreement”); and

WHEREAS, the parties mutually desire to modify the Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.
Defined Terms. Capitalized terms contained but not defined in this Third Amendment shall have the meaning ascribed to such terms in the Agreement.

2.
Modification to Section 5. Section 5, Term, is hereby amended and restated in its entirety as follows:

The initial term of this Agreement shall commence as of November 1, 2018 and shall last for a period of five (5) years (“Term”). This Agreement may be renewed by Lessee by providing not less than three (3) months’ prior written notice to Lessor, for up to five (5) successive one (1) year renewal periods (each a “Renewal Term”). The rent for the Leased Premises set forth in Exhibit F to the Lease Agreement, as stated in the Amendment of July 1, 2019, shall remain in effect for each of the first three (3) Renewal Terms. If the Lessee elects to renew beyond the third Renewal Term, the rent for the fourth Renewal Term shall increase over the rent for the third Renewal Term by the lesser of three percent (3%) or Consumer Price Index (CPI) – January of current year to Janaury of previous year; All Urban Consumers. The rent for the fifth Renewal Term shall increase over the rent for the fourth Renewal Term by the lesser of three percent (3%) or CPI. For purposes of this Agreement, references to the Term shall include a Renewal Term.

3.
Modification to Section 13. Section 13, Assignment, is hereby amended and restated in its entirety as follows:

Lessee may assign this Agreement upon prior written notice to Lessor, provided that the assignee assumes in writing all obligations under this Agreement and provided further that Lessee must obtain Lessor’s prior written consent to such assignment, which Lessor shall not unreasonably withhold, condition or delay.

4.
Modification to Section 20. Section 20, Notices, is hereby amended and restated in its entirety as follows:

Any notices required or desired to be given under this Agreement shall be in writing and shall be deemed given when hand-delivered, or mailed postage prepaid registered or certified mail return receipt requested to the following address:

To LESSOR: University of Louisville 421 Cardinal Blvd

Louisville, KY 40208 Attn: Lease Administration

To LESSEE: Talaris Therapeutics, Inc.

570 S. Preston St., Suite 400

Louisville, KY 40202 Attn: Contracts

5.
Modification to Section 22. Section 22 is deleted in its entirety; provided, however, that the deletion of Section 22 shall not alter or amend any existing license or other agreement between the parties relating to intellectual property rights, or the relative rights and obligations of the parties as set forth thereunder.

6.
Modification to Exhibit B. The first paragraph of Exhibit B, Permitted Use(s), is hereby replaced in its entirety with the following:

Lessee shall use the Leased Premises for the purpose of development of cellular or gene therapeutics and/or for drug discovery.

7.
Miscellaneous. This Third Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which will constitute one and the same Third Amendment and may be delivered by facsimile or PDF via electronic mail in a legally binding manner. This Third Amendment shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

8.
No Further Modification. In the event of any inconsistency between the Original Lease Agreement, the Amendment, the Second Amendment, and this Third Amendment, the terms of this Third Amendment shall control. Except as otherwise modified herein, all terms and conditions in the Agreement shall remain in full force and effect.

[Signatures appear on next page.]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Third Amendment effective as of the date first shown above.

LESSOR: University of Louisville

By: /s/ Meg Campbell

Meg Campbell

Assistant Vice President of Planning, Design, and Construction

Date: 3/10/2023

Recommended By: /s/ Kevin Gardner

Kevin Gardner

Executive Vice President Research & Innovation

Date: 3/10/2023

LESSEE: Talaris Therapeutics, Inc.

By: /s/ Scott Requadt

Scott Requadt

Chief Executive Officer

Date: 3/10/2023